Exhibit 10.49

SUBLEASE AGREEMENT

SUBLEASE AGREEMENT (this "Sublease" or this "Agreement") made and entered into as of the 14th day of September, 2009, by and between Centerview Partners Holdings LLC f/k/a Pruzan Holdings LLC, having an office at 31 West 52nd Street, 22nd Floor, New York, New York 10019 ("Sublessor"), and Epoch Investment Partners, Inc., having an address at 640 Fifth Avenue, 18th Floor, New York, New York 10019 ("Sublessee").

WITNESSETH:

WHEREAS, Sublessor is the tenant under a certain lease agreement dated January 15, 2005, (herein referred to as the "Master Lease", as the same may be hereafter amended or supplemented as permitted by this Sublease) for the premises consisting of the entire 19th Floor (the "Premises") in the Building known as 640 Fifth Avenue, New York, New York 10019 (the "Building") with Vornado 640 Fifth Avenue LLC ("Master Landlord") as landlord. The Premises is more particularly set forth in Exhibit A attached hereto. Sublessee herein agrees to subordinate this Sublease to the Master Lease and to those ground and underlying leases and agreements and mortgages, renewals, modifications, consolidations, replacements, and extensions thereto which may presently or in the future be hereafter placed on the Premises by the Master Landlord. Sublessee shall not do, or fail to do, any act that constitutes a violation or default of any of the terms or conditions of the Master Lease or a mortgage referred to herein. Subject to applicable notice and cure periods, Sublessee shall not exercise any right or privilege, or do anything under this Sublease which would, subject to applicable notice and cure periods, constitute a default or violation of any of the terms, covenants or conditions of the agreements referred to in this paragraph, or fail to perform an act, the failure of which would, subject to applicable notice and cure periods, constitute a default or violation of any of the agreements referred to in this paragraph. Sublessor represents that a true, correct and complete copy of the Master Lease has been delivered to Sublessee by Sublessor and except as otherwise set forth in this Sublease, the Master Lease is incorporated herein by this reference. Capitalized terms used in this Sublease and not defined shall have the meanings given to them in the Master Lease.

WHEREAS, Sublessee is currently occupying the 18th Floor of the Building pursuant to a lease agreement dated September 24, 2004 between Master Landlord, as landlord therein, and Sublessee, as tenant therein (the "Sublessee Existing Lease").

WHEREAS, Sublessor desires to sublet to Sublessee and Sublessee desires to rent from Sublessor the Premises, which the parties agree consists of approximately 10,290 square feet on the 19th Floor of the Building.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein set forth, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

1.  Sublease of Premises. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby rents the Premises from Sublessor, pursuant to the terms and conditions set forth in this Sublease.

2.  Term of Sublease. This Sublease shall be for a term (the "Term") which commences on the Commencement Date (as defined below) and ends on the Expiration Date (as defined below), unless sooner terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law. In this Sublease, "Lease Year" shall mean a period of twelve (12) consecutive months during the Term with the exception of the first Lease Year. For purposes herein, the "Commencement Date" shall mean the later to occur of (i) October 1, 2009 or (ii) the date that Master Landlord‘s written consent to this Sublease is delivered to the Sublessee in accordance with Article 27 hereof together with the keys to the Premises. Notwithstanding the Commencement Date, the "Expiration Date" of the Sublease shall be September 29,2015.

   3.  Basic Rent. A. In consideration for the sublease granted by this Agreement and as Basic Rent for the Premises during the Term of this Sublease, Sublessee shall pay to Master Landlord the sum of Seven Hundred Ten Thousand Ten Dollars and no cents ($710,010.00) (the "Basic Rent") payable in advance on the first day of each month during the Term hereof in equal monthly installments in the sum of Fifty-Nine Thousand One Hundred and Sixty Seven Dollars and Fifty Cents ($59,167.50), without demand therefor, each at the office of Master Landlord in the manner consistent with the Sublessee Existing Lease, without any set-off or deduction whatsoever, except as otherwise set forth in this Sublease. If the Commencement Date is on a date which is not the first day of the calendar month, the monthly installment of the Basic Rent shall be prorated according to the number of days remaining in the month divided by the actual number of days in that month. Similarly, if the Term shall end on a date which is not the last days of the calendar month, the monthly installment of Basic Rent shall be prorated according to the number of days in the month during which this Sublease shall have been in full force and effect divided by the actual number of days in that month. Notwithstanding anything herein to the contrary, if Sublessor is entitled to an abatement of rent or any other credit or reduction of rent pursuant to the Master Lease after the Rent Commencement Date, Sublessee shall receive the benefit of such credit, reduction or abatement (as applicable) provided that such credit or abatement is not unrelated to the Premises. In the event such abatement of rent or other credit is allocated on a per square foot basis, then such abatement of rent or other credit shall be passed along to Sublessee on a pro-rata basis based upon the percentage that is obtained by dividing (x) the amount of Basic Rent per square foot set forth herein by (y) the amount of Basic Rent per square foot payable by Sublessor under the Master Lease.

B.         Rent Commencement Date. The first Lease Year shall commence on the Commencement Date, but Sublessee shall commence paying Basic Rent to Master Landlord on the date (the "Rent Commencement Date") which is one-hundred and twenty (120) days after the Commencement Date; provided that Sublessee shall not, in any event, commence paying Basic Rent prior to February 1,2010. The first month‘s payment of Basic Rent in the amount of Fifty-Nine Thousand One Hundred and Sixty Seven Dollars and Fifty Cents ($59,167.50) shall be paid to Sublessor contemporaneously with the execution and delivery of the Master Landlord‘s written consent in accordance with Article 27 hereof. Thereafter, all Basic Rent and Additional Rent payments by Sublessee shall be paid directly to the Master Landlord in accordance with the terms and conditions herein.

4.  Additional Rent. A. (i) Subject to (a) Sublessor‘s obligation to pay any portion of same in accordance with this Sublease, including, without limitation, the terms and provisions of this Article 4; and (b) Articles 4(iii) and 4(iv) hereof, Sublessee shall pay to Master Landlord all other charges due from Sublessor to Master Landlord under the Master Lease as billed to Sublessor by Master Landlord pursuant to the Master Lease solely with respect to the Premises, whether or not designated as "additional" rent, and which are attributable to the Premises within ten (10) days of Sublessee‘s receipt of notice thereof. Sublessor shall have the same rights and remedies for Sublessee‘s failure to pay any Additional Rent as for Sublessee‘s failure to pay any Basic Rent. Sublessee‘s failure to pay any component of Basic Rent on or before the date upon which such sum is due and to pay any component of Additional Rent within seven (7) days of the date upon which such sum is due shall thereafter accrue interest and late fees in accordance with Article 23.2 of the Master Lease.

 (ii)           Notwithstanding anything to the contrary in the Master Lease, Sublessee shall pay Master Landlord for electricity consumed in the Premises calculated as provided in Section 5.3 of the Master Lease ("Electricity Additional Rent") on or prior to the tenth (10th) day after the date Master Landlord provides Sublessee with an invoice therefore.

 (iii)           Notwithstanding anything to the contrary in this Sublease or in the Master Lease, commencing July 1, 2010 and continuing on July 1st of each subsequent Lease Year during the Term hereof, Sublessee shall pay Master Landlord as Additional Rent the difference between (x) the then-effective Tax Payment payable by Sublessor, as provided in Article 2 of the Master Lease, and (y) the Tax Payment required to be made by Sublessor pursuant to Article 2 of the Master Lease with respect to the Tax Year ending June 30, 2010 ("Sublessee‘s Tax Payment") within ten (10) days after Master Landlord shall have furnished Sublessee with written notice thereof, together with a copy of the Tax Statement.

(iv) Notwithstanding anything to the contrary in this Sublease or in the Master Lease, commencing on January 1,2010 and continuing on January 1st of each subsequent Lease Year during the Term hereof, Sublessee shall pay Master Landlord as Additional Rent the difference between (x) the then-effective Operating Expense Payment payable by Sublessor, as provided in Article 2 of the Master Lease, and (y) the Operating Expense Payment required to be made by Sublessor pursuant to Article 2 of the Master Lease with respect to the Operating Expense Year ending December 30, 2009 ("Sublessee‘s Operating Expense Payment") within ten (10) days after Master Landlord shall have furnished Sublessee with written notice thereof, together with a copy of the Operating Expense Statement.

   B.      Notwithstanding anything to the contrary contained in this Article 4 or elsewhere in this Sublease, (i) Sublessee shall pay the Additional Rent and the Basic Rent directly to the Master Landlord in the manner consistent with the Sublessee Existing Lease and (ii) Sublessee shall have the same rights that Sublessor has under the Master Lease to challenge any component of Additional Rent provided Sublessee notifies Sublessor of same ten (10) days prior to the final date set forth for such challenge in the Master Lease unless Master Landlord affords Sublessee the right to challenge Additional Rent directly.

5  Security Deposit.

A.   Subject to the terms of this Article 5, Sublessee, on the date hereof, shall deposit with Sublessor, as security for the performance of Sublessee‘s obligations under this Sublease, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") that (i) is in the amount of One Hundred Seventy Seven Thousand Five Hundred Two Dollars and 50/100 cents ($177,502.50) (ii) is in a form that is reasonably satisfactory to Sublessor, (iii) is issued for a term of not less than one (1) year, (iv) is issued for the account of Sublessor, (v) automatically renews for periods of not less than one (1) year unless the issuer thereof otherwise advises Sublessor on or prior to the thirtieth (30th) day before the applicable expiration date, and (vi) is issued by, and drawn on, a bank that has a Standard & Poor‘s rating of at least "AA" (or, if Standard & Poor‘s hereafter ceases the publication of ratings for banks, a rating of a reputable rating agency as reasonably designated by Sublessor that most closely approximates a Standard & Poor‘s rating of "AA" as of the date hereof) and that either (I) has an office in the city where the Building is located at which Sublessor can present the Letter of Credit for payment, or (II) has an office in the United States and allows Sublessor to draw upon the Letter of Credit without presenting a draft in person (such as, for example, by submitting a draft by fax or overnight delivery service) (the aforesaid rating of the bank that issues the Letter of Credit being referred to herein as the "Bank Rating"). Notwithstanding the foregoing requirements, Sublessor hereby consents to Sublessee obtaining the Letter of Credit from First Republic Bank.

B.           Sublessor‘s Rights.

If an Event of Default as defined in Article 20 of the Master Lease occurs and is continuing, then Sublessor may present the Letter of Credit for payment and apply the proceeds thereof (i) to the payment of any Rental that then remains unpaid, or (ii) to any damages to which Sublessor is entitled hereunder and that Sublessor incurs by reason of such Event of Default. If Sublessor so applies any part of the proceeds of the Letter of Credit, then Sublessee, within ten (10) days of demand, shall provide Sublessor with a replacement Letter of Credit so that Sublessor has the full amount of the required security at all times during the Term. If at any time the Bank Rating of the issuer of the Letter of Credit is less than "AA" (or, if Standard & Poor‘s hereafter ceases the publication of ratings for banks, the Bank Rating of the issuer of the Letter of Credit is less than a rating of a reputable rating agency as reasonably designated by Sublessor that most closely approximates a Standard & Poor‘s rating of "AA" as of the date hereof), then Sublessee shall deliver to Sublessor a replacement Letter of Credit, issued by a bank that has a Bank Rating that satisfies the aforesaid requirement (and otherwise meets the requirements set forth in Section A hereof) within fifteen (15) days after the date that Sublessor gives Sublessee notice of such deficiency in such issuer‘s rating and returns the original Letter of Credit to Sublessee. If Sublessee fails to deliver to Sublessor such replacement Letter of Credit within such period of fifteen (15) days, then Sublessor, in addition to Sublessor‘s other rights at law, in equity or as otherwise set forth herein, shall have the right to present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit (it being agreed that Sublessor shall have the right to use, apply and transfer such proceeds in the manner described in this Article 5). Sublessee shall reimburse Sublessor for any reasonable costs that Sublessor incurs in so presenting the Letter of Credit for payment within thirty (30) days after Sublessor submits to Sublessee an invoice therefor. Nothing contained in this Section B of this Article 5 limits Sublessor‘s rights or remedies in equity, at law, or as otherwise set forth herein.

C.           Return of Security.

Sublessor shall return to Sublessee the Letter of Credit (to the extent not theretofore presented for payment in accordance with the terms hereof) upon the earlier of (i) five (5) days after Master Landlord returns Sublessor‘s letter of credit under the Master Lease and (ii) within forty-five (45) days after the expiration or earlier termination of the Term.

D.          Renewal of Letter of Credit.

If Sublessee fails to provide Sublessor with a replacement Letter of Credit that complies with the requirements of this Article 5 on or prior to the thirtieth (30th) day before the expiration date of the Letter of Credit that is then expiring, then Sublessor may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit (it being agreed that Sublessor shall have the right to use, apply and transfer such proceeds in the manner described in this Article 5). Sublessee shall reimburse Sublessor for any reasonable costs that Sublessor incurs in so presenting the Letter of Credit for payment within thirty (30) days after Sublessor submits to Sublessee an invoice therefor. Sublessor also shall have the right to so present the Letter of Credit and so retain the proceeds thereof as security in lieu of the Letter of Credit at any time from and after the thirtieth (30th) day before the Expiration Date if the Letter of Credit expires earlier than the forty-fifth (45th) day after the Expiration Date.

6.            Sublessor‘s Work.

(i)            Sublessor Work. Sublessee acknowledges that it has made a full and complete inspection of the Premises, and agrees, subject to the terms of this Article 6, to accept same on the Commencement Date in its present "As-Is" condition, except for latent defects or hazardous conditions which are not the responsibility of the Master Landlord under the Master Lease.

(ii)           As-Is. Sublessee acknowledges that neither Master Landlord, Sublessor, nor Sublessor‘s agent(s), have made any representations or promises regarding the Premises. The acceptance of possession of the Premises by Sublessee shall be conclusive evidence as against Sublessee that, except for latent defects or hazardous conditions, the Premises were in good and satisfactory condition at the time such possession was taken unless Sublessee advises Sublessor of unsatisfactory conditions within ten (10) days of the Commencement Date or, within twenty (20) business days of the Commencement Date, in the event of the discovery of latent defects or hazardous conditions. Notwithstanding anything to the contrary contained herein, neither Sublessor nor Master Landlord shall have any responsibility for any liability or for any latent defects or any hazardous condition that occurs as a result of any work by Sublessee.

(iii)          Surrender at End of Term. At the end of the Term of this Agreement, whether by expiration or prior termination as herein provided, Sublessee shall surrender the Premises to Sublessor in the condition required by the Master Lease and broom clean, and in good order and condition, ordinary wear and tear and damage by casualty excepted, and Sublessee shall remove all of its property (including all furniture or fixtures listed on Exhibit B attached hereto but expressly excluding any Specialty Alterations installed by Sublessor, as such term is defined in the Master Lease) and repair any damage caused by such removal. Sublessee‘s obligation to observe or perform this covenant shall survive the expiration or prior termination of this«Agreement. Sublessee shall indemnify, defend and hold Sublessor harmless of, from and against any liability under the Master Lease occurring solely because of Sublessee‘s failure to timely vacate the Premises or solely because of Sublessee‘s failure to surrender the Premises as required herein or under the Master Lease. In no event shall Sublessee be liable for consequential damages under this Agreement.

(iv)          Alterations. Sublessee shall have no right to make any additions, alterations or changes to the Premises without the express prior written consent of Master Landlord, to the extent required under the Master Lease. All work shall be carried out in accordance with the terms of the Master Lease, the terms of which, as they apply to the Premises. Notwithstanding anything to the contrary contained herein, in the event Sublessee shall perform any Specialty Alterations, as such term in defined in the Master Lease, then prior to commencing such Specialty Alterations, Sublessee shall enter into an amendment to the Sublessee Existing Lease which shall require the restoration of the Premises solely in connection with such Specialty Alterations to be an obligation under the Sublessee Existing Lease.

(v)           Notwithstanding anything contained in this Sublease to the contrary, it is understood and agreed that all of the obligations, work, repairs and services to be performed, made and furnished by the Master Landlord pursuant to any provisions of the Master Lease, which provisions are incorporated herein by reference, will in fact be performed and furnished by the Master Landlord and not by Sublessor. Sublessor shall in no event be liable to Sublessee nor shall Sublessee‘s obligations hereunder be impaired or the performance thereof be excused, nor shall the same constitute an actual or constructive eviction, because of any failure or delay on the Master Landlord‘s part in performance of any such obligations, furnishing any such work or services or in making any such repairs unless same is caused by the negligence or intentional acts of Sublessor. Notwithstanding the foregoing, if Master Landlord shall fail to comply with any of its obligations under the Master Lease, then Sublessee shall be subrogated to the rights of Sublessor to enforce the obligations of Master Landlord under the Master Lease insofar as such obligations relate to the Premises. Without limiting the generality of the foregoing, if the Master Landlord shall default in any of its obligations to Sublessor with respect to the Premises, Sublessee shall have the right in its own name, that of Sublessor, or both, to bring an action or proceeding with respect to such default, at Sublessee‘s sole cost and expense, and Sublessee hereby is subrogated to the rights of Sublessor against Master Landlord. Sublessor agrees to take such steps as Sublessee may reasonably request to cooperate with Sublessee in any such legal proceeding or action.

(vi)          On the Commencement Date and in consideration of One Dollar ($1.00) and other good and valuable consideration, Sublessor shall transfer and assign to Sublessee certain furniture located in the Premises, which furniture is set forth herein on Exhibit "B", and which conference room furniture set forth on such Exhibit shall be fully assembled. Any furniture not set forth on Exhibit "B" shall be removed by Sublessor, at Sublessor‘s sole cost and expense, prior to the Commencement Date and Sublessor shall repair any damage to the Premises caused by such removal which Sublessor is notified of in accordance with Subsection (ii) of this Article 6. Sublessor hereby represents that the items set forth on Exhibit "B" annexed hereto are owned by the Sublessor free and clear of any and all liens, security interests or other encumbrances.

(vii) Sublessee shall be responsible for maintenance and repair of the Premises and the Building to the same extent of the obligations of "Tenant" as described in the Master Lease.

7.            Sublessee‘s Work, (i) Sublessee may hereafter perform work within the Premises ("Sublessee‘s Work") in accordance with the terms and conditions of the Master Lease and without the necessity of obtaining Sublessor‘s consent to same.

(ii)           Any mechanic‘s liens for work claimed to have been performed for, or materials claimed to have been furnished to, Sublessee, shall be discharged by Sublessee, by bond or otherwise, within twenty (20) days after the filing of such lien, at Sublessee‘s sole expense. Sublessee agrees to indemnify, hold harmless and defend Sublessor and Master Landlord from any loss, cost, damage or expense, including reasonable attorney‘s fees, arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Sublessee‘s request or on Sublessee‘s behalf. If Sublessee shall fail to cause such lien or claim of lien to be bonded against or to be discharged within the period aforesaid, then, in addition to any other right or remedy which Sublessor may have under this Sublease, at law or in equity, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien or claim of lien by deposit or by bonding proceedings, and in any such event, Sublessor shall be entitled, if Sublessor so elects, to compel the prosecution of any action for the foreclosure of such lien or claim of lien by the lienor with interest, and reasonable costs and expenses. Any amount so paid by Sublessor and all reasonable third-party costs and expenses incurred by Sublessor in connection herewith shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor within ten (10) days of demand therefor.

(iii)           Sublessee shall, at its sole cost and expense, obtain all required consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over the Sublessee‘s Work. All Sublessee‘s Work shall be done in accordance with the plans and specifications approved by Master Landlord in accordance with the terms and conditions of Section 6(iv) hereof and the Master Lease, if applicable. All of Sublessee‘s Work shall be done in a good and workmanlike manner, in accordance with all applicable statutes, laws, ordinances, orders, rules, regulations and all governmental authorities having jurisdiction thereof, including, without limitation, the Americans With Disabilities Act of 1990.

8.           Subletting and Assignment. Sublessee shall have the right to assign this Agreement or to sublet the Premises in accordance with the terms and conditions of Article 17 of the Master Lease; provided, however, that Sublessee shall provide Sublessor with the documentation required pursuant to the Master Lease not less than five (5) business days prior to Sublessee‘s request for consent to such Transfer from the Master Landlord in accordance with the Master Lease. In the event that there is a Transfer Profit (as such term is defined in Article 17 of the Master Lease, including, without limitation, the import of Article 17.7 of the Master Lease), Sublessor shall receive one hundred percent (100%) of such Transfer Profit up to an amount equal to (x) the Basic Rent and Additional Rent required to be paid by Sublessor to Master Landlord under the Master Lease minus (y) the Basic Rent and Additional Rent required to be paid by Sublessee under this Sublease. Notwithstanding the foregoing, the definition of "Transfer Outflow" (as used in the Master Lease) shall not include the provisions of Section 17.6(B)(3)(b).

9.           Master Lease. A. Sublessee hereby agrees to observe and perform all of the duties and obligations of Sublessor under the Master Lease, and shall be entitled to all of the rights and privileges of Sublessor as tenant under the Master Lease, insofar as they pertain to the Premises, except for such terms of the Master Lease which do not relate to the Premises or are inapplicable, inconsistent with or specifically modified by, the terms of this Sublease. Sublessee hereby agrees that this Agreement is and shall remain in all respects subject and subordinate to the Master Lease. Subject to the foregoing provisions, Sublessee will occupy the Premises in accordance with the provisions of the Master Lease as if Sublessee was the "Tenant" thereunder and will not do or suffer to be done any act which might result in a violation of or a default under any of the terms, conditions, covenants or agreements of the Master Lease or which might render Sublessor liable for any charge, cost or expense thereunder by reason thereof. Sublessee acknowledges that certain defaults by it under this Sublease may constitute a default by Sublessor under the Master Lease, and that Sublessee‘s liability to Sublessor shall include, but not be limited to, any damages or liabilities actually incurred by Sublessor to Master Landlord under the Master Lease by reason thereof. Notwithstanding the foregoing or anything to the contrary in this Sublease, Sublessee shall not liable for duplicative fees to both Sublessor and Master Landlord in connection with the foregoing or by reason of any provision of the Master Lease being incorporated by reference herein, provided that Sublessee has paid such fees to either the Master Landlord or the Sublessor, as the case may be.

B.           To the extent there are inconsistencies between any provision of the Master Lease and any provision of this Sublease, this Sublease shall control. Sublessee shall be entitled to the rights of Sublessor, as tenant under the Master Lease, insofar as the same relate to the Premises. Sublessor shall promptly forward to Master Landlord any requests or other communications made by Sublessee related to the performance by Master Landlord of any of its obligations under the Master Lease and shall promptly forward to the Sublessee any communication received from the Master Landlord related to the Premises.

C.           Notwithstanding anything to the contrary contained in this Sublease or the Master Lease:

(i)           for the purposes of incorporation of the Master Lease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (a) references in the Master Lease to the "Premises" or the "Demised Premises" shall be deemed to refer to the Premises, (b) references in the Master Lease to "Landlord" shall be deemed to refer to Sublessor under this Sublease, (c) references in the Master Lease to "Tenant" shall be deemed to refer to Sublessee under this Sublease, (d) references in the Master Lease to "this Lease" shall be deemed to refer to this Sublease, (e) references in the Master Lease to the ‘Term" of the Master Lease shall be deemed to refer to the Term of this Sublease and (f) references in the Master Lease to the "Expiration Date" of the Master Lease shall be deemed to refer to the Expiration Date of this Sublease;

(ii)          the Basic Rent and Additional Rent to be paid by Sublessee hereunder shall be governed by the terms and provisions of Articles 3 and 4 of this Sublease;

(iii)         to the extent that the corresponding provision in this Sublease is more constricting upon Sublessee, the time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) days, so that in each instance Sublessee shall have two (2) days less time to observe or perform hereunder than Sublessor has as the tenant under the Master Lease (but in no event shall Sublessee have less than one (1) day);

(iv)         it is expressly understood and agreed by the parties that, subject to the terms and conditions of this Sublease, Sublessee agrees to abide by the terms and conditions of the Master Lease and that Sublessee shall be entitled to all of the benefits under the Master Lease as they relate to the Premises; provided, however, that the following parts, provisions and exhibits of the Master Lease are not applicable to this Sublease, and are not incorporated herein by reference: Sections 1.1-1.4; Sections 1.5(B) and (C); Section 1.6; Article 6; Section 7.1(C); Section 13.10; Section 17.6(B)(3)(b); Articles 24, 28 and 29; Section 32.4(C); Section 32.19; and Exhibit 6.2.

10.          Use of Premises. Sublessee shall occupy and use the Premises during the Term of this Sublease in accordance with Article 3 of the Master Lease and for no other purpose, and in all other respects in compliance with the Master Lease and all Requirements.

11.          Default by Sublessee. If Sublessee shall default in the performance of any of the terms, covenants, conditions or agreements contained in this Sublease which default is not cured upon ten (10) days written notice for non-monetary defaults and seven (7) days written notice for monetary defaults, duly served in the manner set forth herein, or if Sublessee shall commit any default under the Master Lease to the extent that the provisions thereof are applicable to Sublessee which default is not cured upon three (3) days written notice duly served in the manner set forth herein, then in addition to any other rights or remedies Sublessor may have under this Sublease and at law and in equity, Sublessor or Master Landlord, as the case may be, shall have the following rights:

(i)        To invoke any or all of the remedies which are specified for Master Landlord under the Master Lease as if Sublessor were the Master Landlord.

(ii)       To re-enter the Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at permitted by law or in equity, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements. Upon lawfully recovering possession of the Premises by reason of a default on the part of Sublessee which default is not cured upon ten (10) days written notice duly served in the manner set forth herein, Sublessor may, at Sublessor‘s option, terminate this Sublease or make such alterations and repairs as may be necessary in order to relet the Premises or any part or parts thereof, either in Sublessor‘s name or otherwise. Sublessor shall in no event be liable in any way whatsoever for failure to relet the Premises.

(iii), ..       Sublessee shall be in "default" of its obligations under this Sublease for failure to comply with the terms and conditions of this Sublease, including without limitation, failure to make timely payment of Basic Rent and Additional Rent, or failure to comply with the terms and conditions of the Master Lease which are applicable to Sublessee pursuant to the terms of this Sublease.

(iv)           In addition, Sublessor may, at Sublessor‘s option, enter the Premises and take and hold possession thereof without such entry into possession terminating this Sublease or releasing Sublessee in whole or in part from Sublessee‘s obligation to pay the Rent and Additional Rent hereunder for the full stated Term of this Sublease. Upon such re-entry, Sublessor may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Sublessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Upon and after entry into possession, Sublessor may but need not relet the Premises, or any part for such rent, for such time and upon such terms as Sublessor, in Sublessor‘s sole discretion, shall determine, subject to the requirements of the Master Lease, and Sublessor shall not be required to accept any sublessee offered by Sublessee or to observe any instruction given by Sublessee about any such reletting. In any such case, Sublessor may make necessary repairs to the Premises to the extent reasonably deemed by Sublessor necessary and Sublessee shall, within ten (10) days of demand therefor, pay the reasonable costs thereof together with Sublessor‘s expense of reletting. If the consideration collected by Sublessor upon any such reletting for Sublessee‘s account and after deducting all reasonable expenses incident thereto actually incurred, including non-affiliate brokerage fees and reasonable legal expenses, is not sufficient to pay monthly the full amount of Rent and Additional Rent provided in this Sublease, Sublessee shall pay to Sublessor the amount of each deficiency upon demand.

(v)          No waiver by Sublessor of any breach by Sublessee of any of Sublessee‘s obligations, agreements or covenants herein shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such breach or any subsequent breach and the foregoing remedies of Sublessor do not waive any right of the Master Landlord to exercise its remedies under the Master Lease.

12.          Fees and Expenses.

A.          Curing Sublessee‘s Defaults. If Sublessee shall default in the observance or performance of any term or covenant on Sublessee‘s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Sublease, after the giving of notice and upon the expiration of any applicable grace period (except in an emergency), Sublessor may immediately or at any time thereafter and upon written notice to Sublessee perform the same for the account of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money in connection with any such default by Sublessee or the cure thereof including, but not limited to, any damages or fines or any reasonable attorneys‘ fees and disbursements in instituting, prosecuting or defending any action or proceeding, such reasonable sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Sublessee to Sublessor within twenty (20) days of rendition of any bill or statement to Sublessee and appropriate backup documentation therefor. If the Term hereof shall have expired at the time Sublessor sustains or incurs such expenditures, such sums shall be recoverable by Sublessor, as damages.

B.           Late Charges. If Sublessee shall fail to make payment of any installment of Basic Rent or any Additional Rent within seven (7) days after the date when such payment is due, Sublessee shall pay to Sublessor, in addition to such installment of Basic Rent or such Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum based on a rate set forth in Article 23.2 of the Master Lease.

13.          Holdover bv Sublessee. Notwithstanding anything to the contrary contained in this Agreement, the parties recognize and agree that the damage to Sublessor resulting from any failure by Sublessee to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Sublessee therefore agrees that if possession of the Premises is not surrendered to Sublessor within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Sublessor may have hereunder or at law, Sublessee shall pay to Sublessor for each month and for each portion of any month during which Sublessee holds over in the Premises after the Expiration Date or sooner termination of this Sublease, a sum equal to the amount set forth in Article 25.2 of the Master Lease. Nothing herein contained shall be deemed to permit Sublessee to retain possession of the Premises after the Expiration Date or sooner termination of this Sublease and no acceptance by Sublessor of payments from Sublessee after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Sublessee in accordance with the provisions of this Article 13, which provisions shall survive the Expiration Date or sooner termination of this Sublease.

14.  Liability. A. Sublessor shall not be liable for any injury to, or for any loss of or damage to the property of Sublessee or the employees, agents, invitees or licensees of Sublessee, howsoever occurring, arising in connection with this Sublease of the Premises by Sublessee, and Sublessee hereby waives any and all claims with respect thereto, other than if caused by the gross negligence or intentional acts of the Sublessor. Sublessee hereby agrees to defend, indemnify and hold Sublessor, Master Landlord and their employees and agents, harmless from and against any and all claims, damages, judgments, expenses, losses or liabilities paid, suffered or incurred by or asserted against Sublessor or Master Landlord, arising out of, related to or in connection with any uncured breach by Sublessee, or its agents, employees, invitees or licensees, of any term, condition, covenant or obligation of this Sublease or those of the Master Lease or arising out of, related to or in connection with the performance of Sublessee‘s Work or Sublessee‘s use and occupancy of the Premises.

B.           Sublessor hereby covenants and agrees to indemnify, defend, and hold Sublessee, its successors, and its assigns harmless from and against any and all actions, claims, demands, damages, liabilities, and expenses (including, without limitation, reasonable attorneys‘ fees) based upon, arising out of, or incurred on account of (a) any violation caused, suffered, or permitted by Sublessor, its agents, servants, employees, or their respective successors or assigns, of any of the terms, covenants, or conditions of this Sublease beyond the expiration of applicable grace, notice and cure period, or (b) a breach of any of the representations or warranties made by Sublessor to Sublessee in this Sublease. The foregoing indemnity shall survive the expiration of sooner termination of this Sublease.

15.          Insurance. During the Term of this Sublease, Sublessee shall, at its own cost and expense, keep and maintain the insurance policies required to be maintained by the "tenant" pursuant to Article 14 of the Master Lease. Prior to the Commencement Date, Sublessee shall deliver to Sublessor and to Master Landlord a copy of said insurance policies or a certificate thereof. Said policies shall name Sublessor and Master Landlord as additional insureds and shall stipulate that the policy shall not be cancelled or substantially changed without thirty (30) days prior written notice sent to both Sublessor and Master Landlord.

16.          Broker. Sublessee and Sublessor each represent and warrant to the other party that no real estate broker or person acting as such was consulted or dealt with in connection with this Sublease or the Premises other than Studley, Inc. and Cushman & Wakefield, Inc. (collectively, the "Broker") and that neither party nor its representatives have performed any act or made any agreements or promises which will in any way obligate the other party for the payment of any fee, charge, commission or other compensation or award to any party in connection with this Sublease other than the Broker. Sublessor shall pay any fee or commission due to the Broker. Nothing contained herein however shall obligate the Sublessee to pay any part of same. In any event, Sublessee and Sublessor each agree to indemnify and hold Master Landlord and the other party harmless from any liability or expense (including but not limited to reasonable counsel fees and disbursements) incurred because of any claim for commissions, fees, or other compensation made by any real estate broker or person acting as such, based on claims contrary to the foregoing representation and warranty.

17.          Notices. All notices to be given hereunder shall be given by prepaid registered or certified mail, return receipt requested, or by nationally recognized overnight mail service and addressed to the recipient party at its address given on the first page or to such other address as such party may have furnished in a notice given pursuant to this Section 17. Notices to Sublessor shall be directed to the attention of Jeanne Vicari, Chief Financial Officer, at the Premises prior to the Commencement Date and, after the Commencement Date, to Centerview Partners Holdings LLC, 31 West 52nd Street, 22nd Floor, New York, New York 10019, with a copy to Law Office of Jody E. Markman, PLLC, 1775 Broadway, New York, New York 10019 Attn: Jody E. Markman, Esq., and notices to Sublessee shall be directed to the attention of Timothy T. Taussig, Chief Operating Officer, with a copy to Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, Attn: Alan Annex, Esq. All notices shall be deemed to have been given upon receipt or rejection.

18.          Directory Listings. Subject to the terms and conditions of the Master Lease, Sublessee will be entitled to directory and suite signage in accordance with the terms and conditions of the Master Lease.

19.          Eminent Domain. In the event that the Master Lease is terminated pursuant to the terms of Article 16 of the Master Lease, this Agreement shall terminate at the time that the Master Lease terminates. Provided Sublessee is not in default of the terms and conditions of this Agreement, after notice and beyond applicable cure periods, all compensation awarded or paid upon any total or partial taking or conveyance of the Premises or other portions of the Property shall be the sole property of Sublessee. Nothing herein contained shall be construed to preclude Sublessee from prosecuting any claim for the value of or damages to, or the cost of removal of Sublessee‘s personal property and moving expenses.

20.           Damage or Destruction bv Fire. If the Premises or the Building of which it forms a part are damaged or destroyed by fire or other casualty, Sublessor shall have no obligation to rebuild or restore the Premises and no liability whatsoever for loss of life, or injury to persons or property, or for lost profits or loss of this Sublease should Master Landlord elect not to rebuild or restore the Premises or any part of the Building of which it forms a part. The rebuilding or restoration of the Premises and any abatement of rent, if any, shall be determined in accordance with the terms and provisions of the Master Lease. Sublessee hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Section 20 shall govern and control in lieu thereof.

21.          Estoppel Certificates and Subordination Documents. Sublessee shall timely execute and deliver any estoppel certificate required to be given under the Master Lease as incorporated herein, or any subordination or attornment instrument required to be executed under the Master Lease, as incorporated herein. Failure to do so shall be deemed a default under this Agreement.

22.          Utilities. Sublessor shall have no obligation to provide any utilities to Sublessee or to the Premises. Sublessor makes no representations about the availability or adequacy of such utilities. Sublessee shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises by Sublessee (expressly excluding the items listed on Exhibit B hereto) and Sublessee‘s obligations with respect to the payment of taxes pursuant to this Article 22 shall survive the expiration or earlier termination of this Sublease. None of the Basic Rent or Additional Rent, nor any of Sublessee‘s other obligations under any provisions of this Agreement, shall be affected by any decrease in, interruption or failure of, or interference with any utilities or services used, rendered or supplied to, upon or in connection with the Premises by any cause whatsoever, except to the extent provided to the tenant pursuant to the Master Lease.

23.          Limitation on Liability. Sublessee hereby agrees that no partner, trustee, director, shareholder, officer, employee or agent of Sublessor shall ever be personally liable for any damages, rent, costs, judgments, orders or executions arising under or as a result of this Sublease. Sublessor hereby agrees that no partner, trustee, director, shareholder, officer, employee or agent of Sublessee shall ever be personally liable for any damages, rent, costs, judgments, orders or executions arising under or as a result of this Sublease.

24.          Miscellaneous. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby, supersedes all prior agreements or understandings with respect to the subject matter hereof, and may not be changed or modified in any way unless such change or modification is in writing and signed by the party to be bound. Neither Sublessor nor Sublessee has made any representations or warranties with respect to this Agreement except as herein expressly set forth. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. The headings in this Agreement are for convenience only and shall not be used in construing the intention of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25.          No Offer to Lease. This Agreement shall not be binding until (a) it shall have been executed and delivered by Sublessor and Sublessee, and (b) Sublessor shall have received four duplicate original copies of this Sublease fully executed by all parties hereto. Sublessee and Sublessor each acknowledge that it is not relying on any warranty or representation not contained in this Sublease.

26.           Estoppel: Sublessor‘s Performance Under Master Lease.

A.           Sublessor represents that (i) it has paid all rent and additional rent due and payable pursuant to the Master Lease as of the date of this Sublease, (ii) no event has occurred which is, or with the giving of notice or passage of time, or both, will become, a condition of limitation under the Master Lease, on the part of either Sublessor or the Master Landlord, (iii) it is currently the tenant under the Master Lease, (iv) it has not received any notices of default citing any defaults under the Master Lease which remain uncured, and (v) the Master Lease, a copy of which is attached hereto as Exhibit C, represents the entire agreement with respect to the Premises between the Master Landlord and the Sublessor.

B.           Sublessor will duly observe and perform every term and condition of the Master Lease to the extent that such term and condition is not provided in this Sublease to be observed or performed by Sublessee. Sublessor shall not enter into any modification or amendment to or of the Master Lease or take any other action which results in the modification, surrender or cancellation of the Master Lease without the prior written consent of Sublessee. Any modification, amendment, agreement, surrender or cancellation made without such consent shall have no effect on the rights or obligations of the Sublessee under this Sublease.

27.          Master Landlord‘s Consent. A. Upon execution hereof, this Sublease shall be delivered to the Master Landlord for its consent. Sublessor and Sublessee expressly acknowledge that the Master Landlord‘s consent, reasonably satisfactory to Sublessor and Sublessee, is a condition precedent to the effectiveness of this Sublease. Sublessor and Sublessee agree to use reasonable and diligent efforts to obtain the Master Landlord‘s consent hereto, and shall execute and deliver such other and further instruments and/or deliver such information as may reasonably be required to obtain the Master Landlord‘s consent to the subleasing of the Premises to Sublessee. If, for any reason, the Master Landlord‘s consent to this Sublease, reasonably satisfactory to Sublessee or Sublessor, cannot be obtained within thirty (30) days after the date hereof, Sublessee shall have the right, at any time after such thirtieth (30th) day, but prior to the date upon which the consent of the Master Landlord is obtained, to cancel this Sublease by serving written notice to the Sublessor and, in such event, (i) the parties hereto shall be released, (ii) all sums paid by Sublessee hereunder shall be returned to Sublessee and (iii) neither party hereto shall have any further liability to the other arising out of this transaction.

B.           Sublessor acknowledges and agrees that the Master Landlord‘s consent to this Sublease shall not be acceptable to Sublessee unless such consent provides (1) that rent due under this Sublease shall be payable directly to Master Landlord in lieu of Sublessor; (2) that Sublessee shall have the right to deal with Master Landlord directly on all matters that relate to the Premises pursuant to the Master Lease; (3) a Master Landlord estoppel pursuant to section 13.6 of the Master Lease; and (4) for Master Landlord‘s waiver of subrogation with respect to Sublessee.

28.           Governing Law. This Sublease shall be governed in all respects by the laws of the State of New York.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SUBLESSOR:
Centerview Partners Holdings LLC

By:	/s/ Robert Pruzan
Name: Robert Pruzan
Title: Member

SUBLESSEE:
Epoch Investment Partners, Inc.

By:	/s/ Timothy T. Taussig
Name: TIMOTHY T. TAUSSIG
Title: PRESIDENT